As filed with the Securities and Exchange Commission on December 18, 2009

Registration No. 333-147290	Registration No. 333-147290

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-147290

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OSG AMERICA L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-3812936 (I.R.S. Employer Identification No.)

Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL	33602

OSG America L.P.

2007 Omnibus Incentive Compensation Plan
(Full Titles of Plans)

Henry P. Flinter

OSG America LLC

Two Harbour Place

302 Knights Run Avenue

Tampa, FL 33602

(813) 209-0600
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Amendment”) relates to the Registration Statement 333-147290 registering 250,000 Common Units representing limited partner interests (the “Units”) of OSG America L.P. (the “Partnership”) for the OSG America L.P. 2007 Omnibus Incentive Compensation Plan on Form S-8 (the “Registration Statement”).

On December 17, 2009, OSG Bulk Ships, Inc., a New York corporation (the “Purchaser”), completed, pursuant to Section 15.01 of the amended restated limited partnership agreement of the Partnership (the “Partnership Agreement”) (the “Repurchase Right”), its purchase of all of the remaining Units that were not tendered pursuant to the Offer to Purchase dated November 5, 2009.

As a result of the exercise of the Repurchase Right, the Partnership has terminated any offering of the Partnership’s securities pursuant to the Registration Statement. In accordance with an undertaking made by the Partnership in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Partnership hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of December, 2009.

OSG AMERICA L.P.
By: OSG America LLC, its general partner

By:	/s/ Myles R. Itkin
Name: Myles R. Itkin
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Morten Arntzen	Chairman of OSG America LLC	December 18, 2009
Morten Arntzen

/s/ Myles R. Itkin	President, Chief Executive Officer & Director (Principal Executive Officer) of OSG America LLC	December 18, 2009
Myles R. Itkin

/s/ Henry P. Flinter	Chief Financial Officer & Director (Principal Financial and Accounting Officer) of OSG America LLC	December 18, 2009
Henry P. Flinter

/s/ Robert E. Johnston	Director of OSG America LLC	December 18, 2009
Robert E. Johnston

/s/ Steven T. Benz	Director of OSG America LLC	December 18, 2009
Steven T. Benz

/s/ James G. Dolphin	Director of OSG America LLC	December 18, 2009
James G. Dolphin

/s/ Kathleen C. Haines	Director of OSG America LLC	December 18, 2009
Kathleen C. Haines

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